EXHIBIT 99.1
Press Release
TRIDENT MICROSYSTEMS REPORTS FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2007
June Quarter Increased Sequentially by 17%
Continued Strong Growth Anticipated in September Quarter
Santa Clara, Calif., — August 7, 2007: Trident Microsystems, Inc. (NASDAQ: TRID), a leading provider of digital TV technology for the consumer digital video marketplace, today announced that it achieved net revenues of $70,593,000 for the fourth fiscal quarter of 2007, ending June 30, 2007, representing a sequential increase of 17% from the $60,579,000 reported in the March quarter and a 33% year over year increase from the $52,882,000 reported in the quarter ended June 30, 2006. The Company announced net revenues for all of fiscal 2007 of $270,795,000, a year over year increase of 58% from the $171,442,000 reported for fiscal 2006.
Net income of $6,650,000 was recorded in the fourth quarter ended June 30, 2007, on a generally accepted accounting principles (GAAP) basis, or $0.10 per share on a diluted basis, which included expenses of $4,467,000 for amortization of stock based compensation, $1,653,000 charged to cost of revenues relating to amortization of intangibles and $3,756,000 of legal and accounting expenses related to the Company’s stock option investigation. This compares to net income on a GAAP basis of $7,753,000, or $0.12 per share on a diluted basis, in the June 30, 2006 quarter, which included expenses of $3,356,000 for amortization of stock based compensation, and $1,523,000 for amortization of intangibles.
Non-GAAP net income in the quarter ended June 30, 2007 was $16,526,000, or $ 0.26 per share on a diluted basis, and excludes the items noted above. This compares to non-GAAP net income of $12,683,000, or $0.20 per share on a diluted basis, in the fourth quarter of fiscal 2006.
Net income of $30,118,000 was recorded for the year ended June 30, 2007, on a GAAP basis, or $0.48 per share on a diluted basis. This compares to net income on a GAAP basis of $ 26,176,000, or $ 0.42 per share, on a diluted basis for the year ended June 30, 2006. For the year ended June 30, 2007, non-GAAP net income was $68,931,000, or $1.09 per share on a diluted basis, which excludes $15,606,000 for amortization of stock based compensation, $6,345,000 charged to cost of revenues relating to amortization of intangibles and $ 16,761,000 of legal and accounting expenses related to the Company’s stock option investigation, $127,000 related to bonuses paid to compensate for increasing stock option exercise prices related to IRS Code Section 409A and $216,000 for gains on the sale of an investment and a $190,000 charge resulting from an adjustment to the cumulative effect of a change in accounting principle. This compares to non-GAAP net income of $43,568,000, or $0.70 per fully diluted share, for the fiscal year ended June 30, 2006, which excludes expenses of $13,182,000 for amortization of stock based compensation, $5,469,000 for amortization of intangibles and $560,000 from a loss on investments, as well as

$1,819,000 in income from the cumulative effect of adopting SFAS 123R. A reconciliation between net income on a GAAP basis and non-GAAP net income/loss is provided in a table following the non-GAAP consolidated statement of operations.
“We are pleased to announce that we are again able to report our full financial results to you today. We filed our Form 10-K for fiscal 2006 with the Securities and Exchange Commission today, which includes our restated financials, findings and financial adjustments following our extensive stock option investigation. We reported a cumulative net charge of approximately $56 million covering 14 years of stock option activity. We view this filing as a significant milestone and as a signal that we are beginning to move ahead, focused on continued growth and development of our business,” said Mr. John Edmunds, Trident’s CFO.
The Company ended the June 2007 quarter with $70.6 million of revenues, a sequential increase of 17% from the March quarter and in line with its expectations.
Revenues from top-tier OEMs, Sony, Samsung, Sharp and Philips, continue to account for the majority of the total revenues, collectively representing approximately 85% for the recently concluded quarter.
In the June quarter, all of the Company’s new products, including SVP™ UX, SVP™ WX, SVP™ PXP, and SVP™ CX, ramped up and the total volume accounted for 61% of total shipments. Shipments of SVP™ UX and SVP™ WX, the Company’s ME/MC enabled technology, represented 39% of revenues for the quarter. The SVP™ UX and SVP™ WX are the world’s first display processor chips to have integrated motion-estimation motion-compensation (ME/MC) technology to remove motion-judder artifacts from motion video. In the June quarter, the Company began sampling a second generation ME/MC which is integrated into a new SVP™ WX 170 product that includes a high speed 170MHz ADC. “The SVP-WX 170 has been well received by all of our top-tier OEM customers as we have made significant strides in pushing the envelope of integrated ME/MC video quality,” said Dr. JH Chang, Trident’s President.
On the digital front, the Company recently received its next generation digital SOC product family back from the foundry, comprised of the HiDTV™ Pro UX, HiDTV™ Pro WX and HiDTV™ Pro QX products. This product family will feature integrated HDMI 1.3, 170MHz ADC, second-generation ME/MC technology for 100/120Hz in a single chip, and SOC 90nm technology. “We are beginning to sample our new digital SOC chip with customers this month. With our strong market position in Full HD 1080P technology, now further extended by our lead in integrated ME/MC technology and a new digital SOC, we believe that a significant percentage of mid-range and high-end models manufactured by top-tier OEMs next year will have our ME/MC technology built-in for the world-wide market,” continued Dr. Chang.
In the June quarter, the Company announced the design win of HiDTV™ Pro LX at Westinghouse for its new line of 1080P LCDTV. In the September quarter, the Company expects several other OEM customers, including one top-tier OEM, to start mass production with its HiDTV™ Pro products as the Company continues building up its market momentum with the HiDTV™ Pro product family. Also, the Company is accelerating its pace of integration to counter competitive pressure. The Company is already integrating additional technology into its digital SOC product family which is expected to tape out this fall and further reduce its customers’ system BOM cost. With the HiDTV Pro UX, HiDTV™ Pro WX, HiDTV™ Pro QX and the upcoming cost reduced version of the digital SOC, the Company expects to continue strengthening its product position to become the leading supplier in digital SOC among the top-tier OEM group in 2008.
Although the Company’s market is dynamic and challenging, it continues to make strides in technology innovation which strengthen its position among the high quality Tier I digital TV manufacturers.
September Quarter Forecast
As the market begins to shift gears into the seasonally stronger half of the calendar year, and competitive pressures continue to manifest themselves in the form of ASP erosion, the Company now expects to deliver revenues in the range of approximately $88 to $92 million in the September quarter, a 25 to 30% sequential increase from the June quarter, with gross margin targeted at approximately 48%.

About non-GAAP adjustments
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Non-GAAP net income gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are neither in accordance with, nor an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income by adjusting GAAP net income for the impact of certain investment gains (or losses) and excluding various items, including stock-based compensation, expenses related to the stock option investigation and related matters and those related to the acquisition of the Company’s minority interest held in its Taiwanese subsidiary, including, amortization of intangible assets and charges for in—process research and development costs. A reconciliation between net income/loss on a GAAP basis and non-GAAP net income is provided in a table following non-GAAP consolidated financial statements.
Webcast, Teleconference and Taped Replay
The Company also announced that it will hold a conference call to discuss its earnings, which will be held on Tuesday, August 7, 2007 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Shareholders may participate in the call by calling 617-213-8857 using passcode 22164351. The conference call will also be webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. A replay of the conference call will be available from 5:00 p.m. Pacific Time August 7, 2007, until midnight Pacific Time August 14, 2007, and can be accessed by calling 617-801-6888 using passcode 72266452.
Forward-Looking Information
This press release contains forward-looking statements, including statements which use the words “expect,” “anticipate,” “believe,” and similar words, including our statements regarding financial expectations and our expectations regarding market leadership, product introductions and design wins. The forward-looking statements above are subject to certain risks, and actual results could vary materially depending on a number of factors. These risks include, in particular, changes in trends in the DPTV industries, whether the Company is able to achieve timely product introductions, the failure to obtain design wins among major OEMs for the Company products, and competitive pressures, including pricing and competitors’ new product introductions. Additional factors that may affect the Company’s business are described in detail in the Company’s filings with the Securities and Exchange Commission, which may be found at http://www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Santa Clara, California, designs, develops and markets digital media for the masses in the form of integrated circuits (ICs) for HDTV, LCD TV, PDP TV, DLP TV, DCRT and digital set-top boxes. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company’s web site: http://www.tridentmicro.com.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc., HiDTVTM, DPTVTM, SVPTM WX, SVPTM UX, SVPTM PXP and SVPTM CX are trademarks of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
For Press Releases:
Trident Microsystems, Inc.
Investor Relations
          Tel: (408) 764-8808
Email: Investor@tridentmicro.com
Web site: http://www.tridentmicro.com

Trident Microsystems, Inc.
Consolidated Statement of Operations

	Three Months Ended			Twelve Months Ended
	June 30	March 31	June 30	June 30	June 30
(in thousands, except per share data, unaudited)	2007	2007	2006	2007	2006

Net revenue	$70,593	$60,579	$52,882	$270,795	$171,442
Cost of revenue	35,985	29,507	24,336	132,400	77,933
Cost of revenues — amortization of intangibles	1,486	1,486	1,389	5,742	5,128

Gross profit	33,122	29,586	27,157	132,653	88,381
% of net revenue	46.9%	48.8%	51.4%	49.0%	51.6%
Research and development expenses	12,856	11,284	9,497	44,517	33,809
% of net revenue	18.2%	18.6%	18.0%	16.4%	19.7%
Selling, general and administrative expenses	11,605	10,865	7,135	47,993	26,178
% of net revenue	16.4%	17.9%	13.5%	17.7%	15.3%
In-process research and development expenses	—	—	—	—	—
% of net revenue	—	—	—	—	—

Income from operations	8,661	7,437	10,525	40,143	28,394
% of net revenue	12.3%	12.3%	19.9%	14.8%	16.6%
(Loss) gain on investments, net	—	216	(51)	216	(560)
Interest and other income, net	1,586	1,442	1,116	6,622	2,840
Minority interests in subsidiaries	—	—	—	—	—

Income before income taxes	10,247	9,095	11,590	46,981	30,674
% of net revenue	14.5%	15.0%	21.9%	17.3%	17.9%
Provision for income taxes	3,597	3,369	3,837	16,673	6,317
% of net revenue	5.1%	5.6%	7.3%	6.2%	3.7%

Net income before cumulative effect of change in accounting principle	6,650	5,726	7,753	30,308	24,357
% of net revenue	9.4%	9.5%	14.7%	11.2%	14.2%
Cumulative effect of change in accounting principle	—	—	—	(190)	1,819
% of net revenue	0.0%	0.0%	0.0%	(0.1)%	1.1%

Net income	$6,650	$5,726	$7,753	$30,118	$26,176
% of net revenue	9.4%	9.5%	14.7%	11.1%	15.3%

Basic net income per share
Prior to cumulative effect of change in accounting principle	$0.12	$0.10	$0.14	$0.52	$0.45
Cumulative effect of change in accounting principle	—	—	—	—	$0.03

Basic net income per share	$0.12	$0.10	$0.14	$0.52	$0.48

Common shares used in computing basic per share amounts	57,748	57,748	57,160	57,637	54,822

Diluted net income per share
Prior to cumulative effect of change in accounting principle	$0.10	$0.09	$0.12	$0.48	$0.39
Cumulative effect of change in accounting principle	—	—	—	—	$0.03

Diluted net income per share	$0.10	$0.09	$0.12	$0.48	$0.42

Common and common equivalent shares used in computing diluted per share amounts	63,571	63,440	63,738	63,380	62,526

Trident Microsystems, Inc.
Consolidated Balance Sheets

	June 30	March 31	June 30
(in thousands, unaudited)	2007	2007	2006

ASSETS
Current assets
Cash and cash equivalents	$147,562	$134,366	$103,046
Short-term investment — UMC	50,667	48,223	49,612
Short-term investment — Others	1,076	1,142	—
Accounts receivable, net	9,161	14,685	4,278
Inventories, net	16,263	14,892	14,641
Deferred income taxes	83	622	622
Prepaid expenses and other current assets	17,997	19,004	5,037
Total current assets	242,809	232,934	177,236
Property and equipment, net	19,581	17,926	3,451
Intangible assets, net	12,845	14,499	19,190
Investments — other	3,089	3,089	3,780
Non-current deferred income taxes	339	948	948
Other assets	5,216	4,698	2,585

Total assets	$283,879	$274,094	$207,190

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$20,684	$23,150	$19,472
Accrued liabilities	23,095	23,898	21,332
Deferred income taxes	139	0	0
Income taxes payable	36,171	38,346	11,125

Total current liabilities	80,089	85,394	51,929
Non-current deferred income tax liabilities	1,942	1,425	1,604
Minority interests in subsidiaries	0	0	0

Total liabilities	82,031	86,819	53,533

Stockholders’ equity Capital stock	179,448	173,277	162,858
Retained earnings	18,798	12,148	(11,320)
Accumulated other comprehensive income	3,602	1,850	2,119

Total stockholders’ equity	201,848	187,275	153,657

Total liabilities and stockholders’ equity	$283,879	$274,094	$207,190

Trident Microsystems, Inc.
Non-GAAP Consolidated Statement of Operations

	Three Months Ended			Twelve Months Ended
	June 30	March 31	June 30	June 30	June 30
(in thousands, except per share data, unaudited)	2007	2007	2006	2007	2006

Net revenue	$70,593	$60,579	$52,882	$270,795	$171,442
Cost of revenue	35,826	29,376	24,302	131,874	77,820

Gross profit	34,767	31,203	28,580	138,921	93,622
% of net revenue	49.2%	51.5%	54.0%	51.3%	54.6%
Research and development expenses	10,288	9,002	7,185	35,176	24,899
% of net revenue	14.6%	14.9%	13.6%	13.0%	14.5%
Selling, general and administrative expenses	5,942	6,015	5,991	24,762	21,680
% of net revenue	8.4%	9.9%	11.3%	9.1%	12.6%

Income from operations	18,537	16,186	15,404	78,983	47,043
% of net revenue	26.3%	26.7%	29.1%	29.2%	27.4%
Interest and other income, net	1,586	1,442	1,116	6,621	2,842
Minority interests in subsidiaries	—	—	—	—	—

Income before income taxes	20,123	17,628	16,520	85,604	49,885
% of net revenue	28.5%	29.1%	31.2%	31.6%	29.1%
Provision for income taxes	3,597	3,370	3,837	16,673	6,317
% of net revenue	5.1%	5.6%	7.3%	6.2%	3.7%

Net income	16,526	14,258	12,683	68,931	43,568
% of net revenue	23.4%	23.5%	24.0%	25.5%	25.4%

Basic net income per share	$0.29	$0.25	$0.22	$1.20	$0.79
Common shares used in computing basic per share amounts	57,748	57,748	57,160	57,637	54,822

Diluted net income per share	$0.26	$0.22	$0.20	$1.09	$0.70
Common and common equivalent shares used in computing diluted per share amounts	63,571	63,440	63,738	63,380	62,526

A reconciliation between net income (loss) on a GAAP basis
and non-GAAP net income is as follows:

	Three Months Ended			Twelve Months Ended
	June 30	March 31	June 30	June 30	June 30
(in thousands, except per share data, unaudited)	2007	2007	2006	2007	2006

GAAP net income	$6,650	$5,726	$7,753	$30,118	$26,176
Amortization of intangibles
Cost of revenues	1,486	1,486	1,389	5,742	5,128
Selling, general and administrative expenses	167	167	134	603	341

Total amortization of intangibles	1,653	1,653	1,523	6,345	5,469
In-process research and development expenses	—	—	—	—	—
Amortization of stock-based compensation
Cost of revenues	159	131	34	526	113
Research and development	2,568	2,282	2,312	9,270	8,911
Selling, general and administrative expenses	1,740	1,626	1,010	5,810	4,158

Total amortization of stock-based compensation	4,467	4,039	3,356	15,606	13,182
Loss (gain) on investments, net	—	(216)	51	(216)	560
Benefit for income taxes	—	—	—	—	—
Section 409A stock compensation				127
Stock options related legal fees	3,756	3,056	—	16,761	—
Cumulative effect of change in accounting principle	—	—	—	190	(1,819)

Pro forma net income	$16,526	$14,258	$12,683	$68,931	$43,568

Basic net income per share	$0.29	$0.25	$0.22	$1.20	$0.79
Common shares used in computing basic per share amounts	57,748	57,748	57,160	57,637	54,822

Diluted net income per share	$0.26	$0.22	$0.20	$1.09	$0.70
Common and common equivalent shares used in computing diluted per share amounts	63,571	63,440	63,738	63,380	62,526